Exhibit 10.27

INCENTIVE UNIT AGREEMENT
THIS INCENTIVE UNIT AGREEMENT (this “Agreement”) is made and entered into as of ________________ (the “Effective Date”), between DiscoverOrg Holdings, LLC, a Delaware limited liability company (the “Company”), and the manager, director, employee, officer or consultant of the Company (or one of its Subsidiaries) whose name is listed on the signature page hereto (“Grantee”).
WHEREAS, the Company wishes to issue Employee Incentive Units (i.e., Class P Units) to Grantee on the terms set forth herein.
NOW THEREFORE, the parties hereto agree as follows:
1.LLC Agreement Acknowledgment. Each of the Grantee and the Company agrees that the Employee Incentive Units issued to Grantee hereunder have been issued in connection with, and as a part of, the compensation and incentive arrangements between the Company and Grantee and pursuant to the terms and conditions of this Agreement and the LLC Agreement (as defined below). Capitalized terms used in this Agreement without definition will have the meanings ascribed thereto in the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 1, 2019 (a copy of which is attached hereto as Exhibit A; as the same may be amended, modified or restated from time to time, the “LLC Agreement”). If any provision of this Agreement is inconsistent or conflicts with the provisions of the LLC Agreement, the provisions of this Agreement will govern and prevail.
2.Issuance of Employee Incentive Units. The Company hereby issues to Grantee the number of Employee Incentive Units set forth on Annex I attached hereto, which Employee Incentive Units shall be subject to each of the terms and conditions of this Agreement and the LLC Agreement. Such Employee Incentive Units shall have the Participation Threshold and the Original Cost set forth on Annex I attached hereto. Such Employee Incentive Units shall be subject to the vesting provisions set forth on Annex I attached hereto.
3.Early Expiration of Employee Incentive Units. Except to the extent accelerated vesting of an Employee Incentive Unit applies as described in Annex I, (i) any portion of the Employee Incentive Units granted hereunder that have not vested prior to the Termination Date will expire on the Termination Date, and (ii) any portion of the Employee Incentive Units granted hereunder that have not vested prior to the Liquidity Event will expire immediately prior to the consummation of such Liquidity Event. Any portion of the Employee Incentive Units granted hereunder that have vested prior to the Termination Date will be subject to repurchase by the Company (solely at its option) pursuant to the terms and conditions set forth in Section 3.8 of the LLC Agreement.
4.Representations and Warranties. In connection with the issuance of the Employee Incentive Units hereunder, Grantee represents and warrants to the Company that:
(a)    The Employee Incentive Units to be acquired by Grantee pursuant to this Agreement will be acquired for Grantee’s own account and not with a view to, or intention of,

distribution thereof in violation of the Securities Act, or any other applicable federal, state or foreign securities laws, and such Employee Incentive Units will not be disposed of in contravention of the Securities Act or any applicable federal, state or foreign securities laws.
(b)    Grantee is a manager, director, officer or other key employee or consultant of the Company or one of its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the ownership of the Employee Incentive Units.
(c)    Grantee is able to bear the economic risk of the ownership of the Employee Incentive Units for an indefinite period of time because such securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
(d)    Grantee has had an opportunity to ask questions and receive answers concerning the terms of the Employee Incentive Units and has had full access to such other information concerning the Company and its Subsidiaries as Grantee has requested. Grantee hereby acknowledges and represents that Grantee has consulted with (or has had an opportunity to consult with) independent legal counsel regarding Grantee’s rights and obligations under this Agreement (including, without limitation, the LLC Agreement) and that Grantee fully understands the terms and conditions contained herein and therein. Upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Grantee, enforceable in accordance with its terms.
(e)    83(b) Election. Within 30 days after the date the Employee Incentive Units are issued to the Grantee, if Grantee is subject to United States federal income tax, Grantee will make an effective election (in the form of Exhibit B attached hereto) with the Internal Revenue Service under Section 83(b) of the Code relative to the Employee Incentive Units issued pursuant to this Agreement.
5.LLC Agreement. As a condition to the Company’s grant of Employee Incentive Units to Grantee hereunder, Grantee agrees to execute concurrently herewith a joinder, counterpart or amendment to the LLC Agreement and to be bound by the terms and conditions contained therein as a Management Member with respect to such Employee Incentive Units.
6.Notices. Any notices required or permitted under this Agreement will be delivered in accordance with the requirements of the LLC Agreement.
7.Successors and Assigns. Except as otherwise provided herein, this Agreement and the LLC Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns; provided that the rights and obligations of Grantee under this Agreement and the LLC Agreement shall not be assignable except as permitted under the LLC Agreement and any attempted assignment in violation thereof shall be void.
8.Complete Agreement. This Agreement and the LLC Agreement and the other documents referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by

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or among the parties, written or oral, which may have related to the subject matter hereof in any way.
9.No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
10.Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
11.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
12.Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of each of the undersigned, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
13.Spousal Consent. If Grantee is married on the date of this Agreement, the issuance of Employee Incentive Units hereunder is conditional upon, and will be effective only after, Grantee’s spouse has duly executed and delivered to the Company a spousal consent in the form attached hereto as Exhibit C, with an effective date as of the date of this Agreement.
14.Rights of Grantee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate Grantee’s employment, if any, at any time (with or without Cause), nor confer upon Grantee’s any right to continue in the employ of the Company or any of its Subsidiaries for any period of time or to continue Grantee’s present (or any other) rate of compensation.
15.Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from Grantee any amounts due and payable by the Company to Grantee (or secure payment from Grantee in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Employee Incentive Units issuable under the LLC Agreement, and the Company may defer such issuance unless indemnified by Grantee to its satisfaction.
16.Tax Treatment. Neither party makes any representations or warranties to the other party with respect to the tax treatment of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Agreement as of the date first written above.

DISCOVERORG HOLDINGS, LLC

By:
Name: Henry L. Schuck
Title: Chief Executive Officer

[Grantee]

Incentive Unit Agreement

ANNEX I
Grants of Employee Incentive Units
Employee Incentive Units. [____] Employee Incentive Units with a Participation Threshold of $1.00. The Original Cost of each of these Employee Incentive Units is $0.00.
Vesting
(a)    The Employee Incentive Units (or a portion thereof as described below) shall become “Vested Units” following [____] (the “Vesting Commencement Date”) as follows:
[Vesting Schedule]
(b)    Competitive Business. Notwithstanding anything to the contrary in the LLC Agreement, in the event Grantee participates in a Competitive Business during the twenty-four (24) month period immediately following the Termination Date, all of Grantee’s Vested Units shall be forfeited and cancelled immediately thereupon.

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EXHIBIT A
DiscoverOrg Holdings, LLC – Fourth Amended and Restated Limited Liability Company Agreement

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EXHIBIT B
Form of Section 83(b) Election

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ELECTION PURSUANT TO SECTION 83(B) OF THE
INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the units described below over the amount paid for those units.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:
Taxpayer’s Name: ______________________
Taxpayer’s Social Security Number: ______________________
Address: ______________________
Taxable Year: Calendar Year 2019

2.	The property which is the subject of this election is ______ Class P Units (the “Units”) of DiscoverOrg Holdings, LLC (the “Company”).

3.	The property was transferred to the undersigned on ___________________.

4.
The property is subject to the following restrictions: The Units are subject to restrictions on transfer and risk of forfeiture upon termination of the undersigned’s service relationship and in certain other events.

5.
The fair market value of the property at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income Tax Regulations) is $0.00 per Unit x [____] Units = $0.00.

6.	For the property transferred, the undersigned paid $0.00 per Unit x [____] Units = $0.00.

7.	The amount to include in gross income is $0.00.
The undersigned taxpayer will file this election with the Internal Revenue Service Office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election will also be furnished to the person for whom the services were performed. The undersigned is the person performing services in connection with which the property was transferred.

Dated: ___________________, 2018

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EXHIBIT C
Form of Spousal Consent

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CONSENT
I, the undersigned spouse hereby acknowledge that I have read the following agreements to which my spouse is a party and that I understand their contents:
DiscoverOrg Holdings, LLC – Third Amended and Restated Limited Liability Company Agreement, and
Incentive Unit Agreement that governs the issuance of Employee Incentive Units to my spouse,
I am aware that such agreements provide for the repurchase of my spouse’s Employee Incentive Units of DiscoverOrg Holdings, LLC (the “Company”) under certain circumstances and impose other restrictions on such Employee Incentive Units. I agree that my spouse’s interest in such Employee Incentive Units is subject to the agreements referred to above and the other agreements referred to therein and any interest I may have in such Employee Incentive Units shall be irrevocably bound by these agreements and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by these agreements.
I irrevocably constitute and appoint [__________] (the “Unitholder”) as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Units of the Company in which I now have or hereafter acquire any interest and in any and all Units of the Company now or hereafter held of record by the Unitholder (including but not limited to, the right, without my further signature, consent or knowledge, to exercise amendments and modifications of, and to terminate, the foregoing agreements and to dispose of any and all such Units), with all powers I would possess if personally present, it being expressly understood and intended by me that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Unitholder or dissolution of marriage and this proxy will not terminate without the consent of the Unitholder and the Company.

Unitholder:	Spouse of Unitholder:

Signature	Signature

Printed Name	Printed Name

Dated	Dated

SUBSCRIBED AND SWORN to
before me this _______ day
of ________, 20__

My Commission Expires

Notary Public

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